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                                                            Exhibit 10.37


                           WALLER CAPITAL CORPORATION

                                  FEE AGREEMENT

March 17, 2000

Mr. Mark Munro, Chief Executive Officer
Mr. Keith London, Executive Vice President
BiznessOnline.com

Gentlemen:

BiznessOnline.com (together with its parents, affiliates, subsidiaries, officers and directors, the "Company") has requested the assistance of Waller Capital Corporation ("Waller") with regard to the following potential transactions (collectively the "Transactions"):

         (i) Transactions whereby the capital stock or assets, or a material portion thereof, of the Company may be directly or indirectly acquired by another party or parties.

         (ii) Transactions whereby the Company may be merged into or consolidated with another party or parties;

         (iii) Transactions whereby the Company may enter into a joint venture or similar arrangement with another party or parties in which a contribution of capital, an assumption or guarantee of indebtedness, a contribution of assets or services, or any of the foregoing, may be made by the participants;


Waller agrees to render such assistance upon the terms and conditions and in consideration of the compensation hereinafter set forth as follows:


         A. The Company hereby authorizes Waller and Waller hereby agrees for a period of six (6) months from the date hereof (the "Exclusivity Period") to initiate discussions on behalf of the Company on an exclusive basis only with the parties listed in Schedule A with respect to their potential interest in effectuating any of the Transactions. The authority herein granted to Waller shall terminate at the end of the Exclusivity Period unless active negotiations are then in progress between the

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Mr. Mark Munro
Mr. Keith London
March 17, 2000
Page 2

                  Company and one of the parties, in which event the Exclusivity Period shall be extended until the termination of any such negotiations. The Exclusivity Period may be extended by mutual consent of the Company and Waller.

         B. The Company will not initiate, prior to the end of the Exclusivity Period, any discussions with any of the parties listed in Schedule A with regard to any of the Transactions, except through Waller. In the event the Company receives an inquiry from a party listed on Schedule A concerning any of the Transactions, it will promptly inform Waller of the potential Transaction and refer to Waller the inquiry.

         C. If the Company consummates, directly or indirectly, a Transaction with a party or parties listed on Schedule A (i) prior to the expiration of the Exclusivity Period or (ii) within six (6) months after expiration of the Exclusivity Period the Company shall compensate Waller with a cash payment equal to 2.0% of the aggregate value of the transaction consideration.

         D.      (1)   For purposes of determining the aggregate value of the
                       consideration against which the Waller fee is to be computed, there shall be included in addition to cash and the fair market value of any securities received in connection with a Transaction, the aggregate amount of the indebtedness to be assumed or guaranteed directly or indirectly by the party or parties with whom the Transaction is consummated. Further, in the case of a joint venture Transaction, the value of a Transaction shall include the total fair value of capital, debt guarantees, and assets or services and other consideration contributed by the participants multiplied by the percentage interest received by the Company in such joint venture.

                 (2) The fee payable to Waller with respect to any consideration paid or received in a Transaction shall be paid at the Closing of such Transaction; provided, however, that the portion of any fees relating to transaction consideration which is contingent in amount or is payable after the closing (e.g. escrow amounts, installment payments, etc.) shall be paid when such consideration is received by the Company or the shareholders, as applicable.

                 (3) Waller shall not be liable for, nor shall its compensation be reduced by, any obligation incurred by the Company or any other party for an introduction or other service in connection with a Transaction.

                 (4) In order that Waller may accurately compute the fee to which it is entitled in the event of the consummation of a Transaction, the Company shall furnish Waller with copies of all documentation relating to any Transaction hereunder, commencing with the inception of such Transaction through the Closing thereof. In addition, the Company shall furnish Waller with all such other information (including all relevant data with respect to contingent and/or deferred payments

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Mr. Mark Munro
Mr. Keith London
March 17, 2000
Page 3

                       or other consideration) relating to such Transaction as Waller may from time to time request both preceding and subsequent to the Closing of any such Transaction.

                 (5) In addition to any fees that may be payable to Waller hereunder and regardless of whether any Transaction is proposed or consummated, the Company hereby agrees, from time to time upon request, to reimburse Waller for all reasonable travel, entertainment, duplicating and printing charges and other out-of-pocket expenses incurred in direct connection with any actual or proposed Transaction or otherwise arising out of Waller's engagement hereunder, but excluding all salary or overhead allocations. Waller shall submit an itemized list of all such expenses to the Company monthly or upon request. Notwithstanding the foregoing, any expenses greater than $500 shall require the prior written approval of the Company.

         E. In the absence of willful misfeasance, gross negligence, or the reckless disregard of its obligations or duties hereunder on the part of Waller, neither Waller nor any partner, officer, director, employee, or stockholder of Waller shall be subject to any liability to the Company, for any act or omission in the course of, or in connection with, the rendering or providing of services hereunder. The Company shall indemnify and hold Waller, its partners and their officers, directors, employees and stockholders harmless against any losses, claims, damages or liabilities to which they or any of them may become subject in connection with the services referred to herein and shall reimburse them for any legal or other expenses (including the cost of any investigations) reasonably incurred by them arising out of or in connection with any action or claim in connection therewith whether or not resulting in any liability; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability results from a breach of Waller's obligations hereunder or from Waller's negligence or misfeasance in performing services hereunder. The provisions of this Section E shall indefinitely survive the termination of the authority granted to Waller pursuant to Section A hereof.

         F. No person or entity, other than the Company, shall be entitled to make use of, or rely upon, the advice, services or materials rendered or provided by Waller hereunder, and the Company shall not directly or indirectly disseminate, distribute or other wise make available any advice, services or materials prepared by Waller without Waller's prior consent.

         G. This agreement (i) embodies the entire agreement and understanding of the parties hereto and supersedes all prior agreements and understandings, written or oral, relating to the subject matter hereof, and may not be modified or amended or any term or provision hereof waived or discharged, except in writing signed by the party against whom such modification, waiver or discharge is sought to be enforced; and (ii) is not assignable without the prior written consent of the other party; provided, however, that the provisions hereof shall inure to the benefit of, and be binding upon, each successor

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Mr. Mark Munro
Mr. Keith London
March 17, 2000
Page 4

                  of the Company, whether by merger, consolidation, transfer of all or substantially all assets, or otherwise; (iii) has in all respects been duly authorized, executed, and delivered by and on behalf of the Company and Waller; and (iv) shall be interpreted, construed, enforced and governed by the applicable laws of the State of New York.

                  Kindly acknowledge that the foregoing accurately reflects our agreement with respect to the subject matter thereof, by signing the enclosed copy of this letter and returning the same to the undersigned.

                                                   Very truly yours,

                                                   WALLER CAPITAL CORPORATION


                                                   By /s/ Garrett Baker
                                                      --------------------------
                                                       Garrett Baker
                                                       Vice President

THE FOREGOING IS ACCEPTED AND
AGREED TO AS OF THIS 17th DAY
OF MARCH 2000.

BIZNESSONLINE.COM


By /s/ Mark E. Munro
   ---------------------------
Name: Mark E. Munro
Title: President